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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A

                                (Amendment No. 1)

                          -----------------------------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          -----------------------------

                                 FPL GROUP, INC.
             (Exact name of registrant as specified in its charter)

          Florida                      1-8841                    59-2449419
(State of incorporation or    (Commission File Number)        (I.R.S. Employer
       organization)                                         Identification No.)

                             700 Universe Boulevard
                            Juno Beach, Florida 33408
                                 (561) 694-4000
                         (Address of principal executive
                          offices, including zip code)

                         -------------------------------

     Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class               Name of each exchange on which
          to be so registered              each class is to be so registered
          -------------------              ---------------------------------
           8% Corporate Units                   New York Stock Exchange

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

     Securities Act registration statements file numbers to which this form relates: 333-75482, 333-75482-01, 333-85218 and 333-85218-01.

     Securities to be registered pursuant to Section 12(g) of the Act: None


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

     The class of securities registered pursuant to the Form 8-A filed by FPL Group, Inc., a Florida corporation (the "Company"), on June 7, 2002 were the 8% Corporate Units of the Company (the "Corporate Units"). In connection with the two-for-one division ("Stock Split") of the Company's common stock, $.01 par value, effective at 5:00 P.M., Eastern Time, on March 15, 2005, the Company delivered to The Bank of New York (the "Purchase Contract Agent") a Certificate of Adjustment, dated March 15, 2004 (the "Certificate of Adjustment"), to make certain adjustments as required by the Purchase Contract Agreement, dated as of June 1, 2002, between the Company and the Purchase Contract Agent.

     For a description of the Corporate Units, reference is made to (i) Registration Statement Nos. 333-85218 and 333-85218-01 ("Registration Statement No. 333-85218") on Form S-3 of the Company filed with the Securities and Exchange Commission (the "Commission") on March 29, 2002; (ii) the preliminary prospectus supplement for the Corporate Units dated June 3, 2002 and the prospectus dated April 24, 2002 filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended ("Securities Act"), on June 4, 2002; (iii) the prospectus supplement dated June 6, 2002 and the prospectus dated April 24, 2002 filed with the Commission pursuant to Rule 424(b)(5) under the Securities Act on June 10, 2002; and (iv) the Certificate of Adjustment which is attached hereto as Exhibit 8, which descriptions are incorporated herein by reference.

Item 2.  Exhibits.
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         Exhibit No.       Description
         -----------       -----------

         1. Form of Purchase Contract Agreement (incorporated herein by reference to Exhibit 4(aa) to Registration Statement No. 333-85218).

         2. Form of Pledge Agreement (incorporated herein by reference to Exhibit 4(ab) to Registration Statement No. 333-85218).

         3. Form of Certificate of Corporate Units (incorporated herein by reference to Exhibit A of Exhibit 4(aa) to Registration Statement No. 333-85218).

         4. Form of Remarketing Agreement (incorporated herein by reference to Exhibit 4(ac) to Registration Statement No. 333-85218).

         5. Indenture, dated as of June 1, 1999, between FPL Group Capital Inc and The Bank of New York, as Trustee (incorporated herein by reference to Exhibit 4(a) to Form 8-K dated July 16, 1999).

         6. Guarantee Agreement between FPL Group, Inc. (as Guarantor) and The Bank of New York (as Guarantee Trustee) dated as of June 1, 1999 (filed as Exhibit 4(b) to Form 8-K dated July 16, 1999).

         7. Form of Officer's Certificate establishing FPL Group Capital Debt Securities, including form of Debt Securities (incorporated herein by reference to Exhibit 4(z) to Registration Statement No. 333-85218).

         8.                Certificate of Adjustment, dated March 15, 2005.


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement on Form 8-A/A to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  March 25, 2005            FPL GROUP, INC.



                                  By:     /s/ Edward F. Tancer
                                      ----------------------------------
                                       Name:  Edward F. Tancer
                                       Title: Vice President and General
                                              Counsel


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                                  EXHIBIT INDEX


         Exhibit No.       Description
         -----------       -----------

         8.                Certificate of Adjustment, dated as of March 15,
                           2005.


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